Exhibit 3.1

HARSCO CORPORATION

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AMENDED AND RESTATED BY-LAWS

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As adopted by the original incorporators of Harsco Corporation and approved by the Board of Directors of Harsco Corporation at the first meeting of Directors held February 29, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held May 22, 1956 and amended at the meeting of the Board of Directors held June 21, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held July 31, 1956 and amended at the meeting of the Board of Directors held August 28, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held November 25, 1958 and amended at the meeting of the Board of Directors held December 30, 1958,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held April 30, 1963 and amended at the meeting of the Board of Directors held June 12, 1963,

and

Including amendment of Section 8, Article II proposed at the Board of Directors meeting held August 8, 1967 and amended at the meeting of the Board of Directors held September 26, 1967,

and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 11, 1968 and amended at the meeting of the Board of Directors held July 23, 1968,

and

Including amendment of Section 1, Article IV proposed at the Board of Directors meeting held February 17, 1970 and amended at the meeting of the Board of Directors held April 28, 1970,

and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 31, 1972 and amended at the meeting of the Board of Directors held July 25, 1972,

and

Including the amendment of Section 6, Article II and the amendment of Article VII proposed at the Board of Directors meeting held April 27, 1976 and amended at the meeting of the Board of Directors held June 8, 1976,

and

Including the amendment of Section 8, Article II proposed and adopted at the meeting of the Board of Directors held April 6, 1981,

and

Including a restatement of all Articles proposed and adopted at the meeting of the Board of Directors held February 18, 1982,

and

Including the amendment of Section 1, Article II, the amendment of Section 2, Article II, the addition of a new Section 3, Article II, the amendment of the first paragraph of renumbered Section 7, Article II, the deletion of existing Section 7, Article II, the amendment of Section 11, Article II, and the amendment of Sections 2 through 4, Article III proposed and adopted at the meeting of the Board of Directors held February 19, 1986,

and

Including the amendment of Section 9, Article III proposed and adopted at the meeting of the Board of Directors held March 15, 1990 and effective April 25, 1990,

and

Including the amendment of Sections 6, 7 and 9, Article II and the amendment of Sections 2, 3 and 4, Article III proposed at the Board of Directors meeting held January 25, 2005 and amended at the annual meeting of the stockholders of Harsco Corporation held April 26, 2005,

and

Including the amendment of Sections 1 and 3, Article V proposed and adopted at the meeting of the Board of Directors held January 23, 2007 and effective January 23, 2007,

and

Including the amendment of Sections 1, 2 and 3, Article IV proposed and adopted at the meeting of the Board of Directors held July 30, 2012 and effective July 30, 2012.

and

Including the amendment of Section 7, Article II and the amendment of Section 2, Article III proposed and adopted at the meeting of the Board of Directors held January 28, 2014 and effective January 28, 2014.

and

Including the amendment of Sections 1, 2, 4, 5, 6, 7, 8, 9 and 11, Article II, the amendment of Sections 2, 7 and 8, Article III, the amendment of Sections 1 and 3, Article IV, the amendment of Sections 1, 2 and 4, Article V, the addition of a new Article IX and the addition of a new Article X proposed and adopted at the meeting of the Board of Directors held October 28, 2014 and effective October 28, 2014.

and

Including the amendment of Sections 1, 2, 5, 6, 7, 8 and 9, Article II, the amendment of Sections 2 and 6, Article III and the addition of a new Article XI proposed and adopted at the meeting of the Board of Directors held October 19, 2022 and effective October 19, 2022.

AMENDED AND RESTATED

BY-LAWS

OF

HARSCO CORPORATION

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and as shall be designated in the notice of said meeting, which day shall be not more than thirteen months after the preceding annual meeting, for purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated by-laws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “By-laws”). If no such place, date and time are fixed by the Board of Directors, then the meeting shall be held at the principal office of the Corporation on the last Tuesday of April, if not a legal holiday, and if a legal holiday, on the next succeeding day, at 10:00 a.m. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

To be properly brought before an annual meeting, business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and through the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 1.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date or if no annual meeting was held in the preceding year, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs (such time periods with respect to a notice, “Notice Time Periods”). In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As used in these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

To be in proper written form a stockholder’s notice to the Secretary must set forth

(a) as to each matter such stockholder proposes to bring before the annual meeting,

(i) a reasonably brief description of the business desired to be brought before the annual meeting,

(ii) the full text of the proposal or business (including the full text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-laws or the Certificate of Incorporation, the language of the proposed amendment),

(iii) the reasons for conducting such business at the annual meeting, and

(iv) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Associated Person (as defined below) of such stockholder in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Associated Person of such stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought

(i) the name and address of such stockholder, as they appear on the Corporation’s books and records, of such beneficial owner, if any, and of each Associated Person (defined below) referred to in clause (iii),

(ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii),

(iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired and the investment intent of such acquisition, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, for the purpose of this clause, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this by-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments (the disclosures to be made pursuant to the foregoing sub-clauses (iii)(A) through (F) are referred to as “Disclosable Interests”); provided, however, that this clauses (b)(iii) shall not require that disclosure be made with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is an Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner,

(iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings in connection with the proposal of such business by such stockholder, and any material interest of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner in such business,

(v) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to bring such business before the meeting and an acknowledgement that, if such stockholder does not appear to present such proposed business at such meeting, the Corporation need not present such proposed nominee business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(vi) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal,

(vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(viii) any other information as to the stockholder giving the notice required to be included in a stockholder’s notice to the Secretary under Section 2(b) of Article III that is not otherwise required under this Section 1(b),

(ix) in addition to the information required pursuant to the foregoing provisions of this Section 1(b), the Corporation may require any stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a business proposal to be brought before of a meeting of stockholders or that could be material to a reasonable stockholder’s understanding of the business proposal. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by such stockholder within 10 days after it has been requested by the Corporation, and

(x) the requirements under to Sections 2(c)(v), 2(c)(vi), 2(c)(viii), and 2(c)(ix) of Article III shall apply to a notice of a business proposal, the stockholder giving the notice of such proposal, and an Associated Person of such stockholder, mutatis mutandis.

Any such notice shall be updated and supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to a proposal of business if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1 (including the requirements under to Sections 2(c)(v), 2(c)(vi), 2(c)(viii), and 2(c)(ix) of Article III, as required pursuant to Section 1(b)(x) of Article II of these By-laws). The chair of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If a stockholder or its proxy does not appear at the meeting to present its proposed business, such proposed business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

Section 2. Special Meetings. Special meeting of stockholders may be called at any time in the manner provided in Article Fifteenth of the Restated Certificate of Incorporation, may be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and stated in the notice of said meeting. The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or shall have otherwise been brought before the meeting by or at the direction of the Board of Directors and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. The Chair of the Board of Directors, Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.

Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. Notice of Meetings. Notice of the time, place, and purpose or purposes of every meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting either personally or by mail at the address of each stockholder as shown by the stock records of the Corporation, or by any other lawful means, not less than ten, or more than sixty, days before the meeting.

Section 5. Quorum and Adjournment.

A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. Regardless of whether there is an absence of a quorum at any meeting or any adjournment thereof, the chair of the meeting may adjourn or recess such meeting from time to time. At any such adjourned or recessed meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present at any meeting of stockholders and the meeting is adjourned or recessed to reconvene at a later time or date or different place, no notice need be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-laws, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Organization. The Chair of the Board of Directors, the President or a Vice President, or if none of the foregoing is present, such person as may be chosen by the Board of Directors, or if there are not remaining directors serving, such person as may be chosen by the holders of a majority of the shares of capital stock present in person or by proxy entitled to vote at such meeting, shall call to order any meeting of the stockholders and act as chair of the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall choose any person present to act as secretary of the meeting. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the matters to be voted upon by the stockholders, the manner of voting and the conduct of discussion as seem to him or her in order. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By-laws or such rules, regulations and procedures as adopted by the Board of Directors, the chair of the meeting shall have the power to convene and (for any and no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair are necessary, appropriate or convenient for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; and (k) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a meeting of stockholders, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 7. Voting. Except as otherwise provided by law, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him or her and registered in his or her name on the books of the Corporation.

Any vote with respect to stock of the Corporation may be cast by the stockholder entitled to vote in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her authorized attorney and delivered to the secretary of the meeting, or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting by the Corporation; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.

A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether or not the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Except as otherwise required by law or these By-laws, a quorum being present, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By-laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, provided, however, that if the number of nominees for director exceeds the number of directors to be elected (“contested election”), directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. If a director then serving on the Board does not receive the required majority, the director shall tender his or her or her resignation to the Secretary of the Corporation promptly following certification of the election results. The Governance Committee (or other committee designated by the Board) shall consider the facts and circumstances relating to the election and the resignation of such incumbent director and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Section 8. List of Stockholders. At least ten days before every meeting of stockholders of the Corporation, the Secretary shall prepare and make a complete list of stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Nothing contained in this Section 8 of Article II shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 9. Inspectors of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. No person who is a candidate for office shall act as an inspector.

If inspectors of election are appointed as aforesaid, they shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chair of the meeting or of any stockholder or his or her proxy, the inspectors shall make a report in writing or any challenge or question or matter determined by them, and execute a certificate of any fact found by them. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 10. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 11. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

Section 1. Powers. The property, affairs and business of the Corporation generally shall be managed under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or the By-laws to be exercised or done by the stockholders.

Section 2. Number, Qualification, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the Board of Directors but shall not be less than five nor more than twelve persons. No person who shall have attained the age of seventy two shall be eligible for election to the Board of Directors unless he or she shall be nominated by a three-fourths vote of the members of the Board of Directors present. The directors shall be elected at each annual meeting of stockholders, except as provided in Section 3 of this Article III, and each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, except as required by law.

A Director who tenders a resignation pursuant to Section 7 of Article II shall not vote with respect to the recommendation of the Governance Committee or the decision of the Board of Directors as to whether to accept his or her resignation. If, however, each member of the Governance Committee did not receive the required majority pursuant to Section 7 of Article II in the same uncontested election, then the Board of Directors will appoint a committee comprised solely of independent Directors who did not receive the required majority in that election to consider each tendered resignation and make a recommendation to the Board of Directors with respect thereto.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors may be made at such meeting (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and through the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, (a) in the case of an annual meeting, within the Notice Time Periods as defined in Section 1 of Article II and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director

(i) the name, age, business address and residence address of the proposed nominee,

(ii) the employer and principal occupation of the proposed nominee,

(iii) a biographical profile and written questionnaire with respect to the background and qualifications of the proposed nominee, including educational background and business and professional experience, completed by the proposed nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request),

(iv) a written representation and agreement completed by the proposed nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request) providing that such proposed nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such proposed nominee within 5 business days after the Secretary receives any written request therefor from such proposed nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (E) intends to serve a full term as a director of the Corporation, if elected; (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (G) will tender his or her resignation as a director of the Corporation if the Board of Directors determines that such proposed nominee failed to comply with the provisions of this Section 2 of Article III in any material respect, provides such proposed nominee notice of any such determination and, if such non-compliance may be cured, such proposed nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such proposed nominee,

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past 3 years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates (each as defined below), on the one hand, and such stockholder or any Associated Person of such stockholder, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder and any Associated Person of such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant,

(vi) a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the Corporation or any of its subsidiaries,

(vii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and

(viii) any other information relating to the proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder or any Associated Person of such stockholder in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

and (b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is proposed to be made and any Associated Person of such stockholder

(i) the name and address of such stockholder and each Associated Person (including, as applicable), as they appear on the Corporation’s books and records,

(ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person,

(iii) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such stockholder and each Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition,

(iv) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Associated Person and any pledge by such stockholder or any Associated Person of such stockholder with respect to any of such securities,

(v) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Associated Person of such stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Associated Person of such stockholder with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”),

(vi) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Associated Person of such stockholder in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or Associated Person of such stockholder receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(vii) the Disclosable Interests (as defined in Section 1 of Article II); provided, however, that this clause (b)(vii) shall not require that disclosure be made with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is an Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner,

(viii) a complete and accurate description of all arrangements or understandings, written or oral, (I) between or among such stockholder and any of Associated Persons of such stockholder or (II) between or among such stockholder or any Associated Person of such stockholder and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Associated Person of such stockholder, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder or any Associated Person of such stockholder may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, as applicable, or other action to be taken, by such stockholder or any Associated Person of such stockholder,

(ix) a complete and accurate description of all arrangements or understandings, written or oral, between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner,

(x) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Associated Person of such stockholder that are separated or separable from the underlying shares of the Corporation,

(xi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Associated Person of such stockholder (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,

(xii) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any Associated Person of such stockholder,

(xiii) any direct or indirect interest of such stockholder or any Associated Person of such stockholder in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement,

(xix) a description of any material interest of such stockholder or any Associated Person of such stockholder in the business proposed by such stockholder, if any, or the election of any proposed nominee,

(xx) a representation that (I) neither such stockholder nor any Associated Person of such stockholder has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Associated Person of such stockholder has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2 of Article III,

(xxi) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder or any Associated Person of such stockholder may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Associated Person’s immediate family sharing the same household may be entitled,

(xxii) (I) a description of the investment strategy or objective, if any, of such stockholder or any Associated Person of such stockholder who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Associated Person of such stockholder that contains or describes the stockholder’s or such Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation,

(xxiii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Associated Person of such stockholder, or such stockholder’s or any Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, any Associated Person of such stockholder or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D,

(xxiv) a certification that such stockholder and each Associated Person of such stockholder has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or such Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or such Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or such Associated Person is or has been a stockholder of the Corporation,

(xxv) all other information relating to such stockholder or any Associated Person of such stockholder, or such stockholder’s or any of its Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the election of any proposed nominee in a contested election, the business proposed by a stockholder pursuant to Section 1 of Article II in these By-laws, or otherwise pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that the disclosures in the foregoing subclauses (i) through (xxvi) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving the notice solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

(xxvi) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, and an acknowledgement that, if such stockholder does not appear to present such proposed nominee at such meeting, the Corporation need not present such proposed nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(xxvii) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal,

(xxviii) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Associated Person of such stockholder is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation,

(xxix) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s),

(xxx) a representation from such stockholder as to whether such stockholder or any Associated Person of such stockholder intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, and

(xxxi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(c) Additional Information:

(i) In addition to the information required pursuant to the foregoing provisions of this Section 2 of Article III, the Corporation may require any stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within 10 days after it has been requested by the Corporation.

(ii) The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof.

(iii) A stockholder’s notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. Any such notice shall be updated and supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

(iv) No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of Article III, or the person is nominated by the Board of Directors. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2 of Article III, and if he or she should so determine, he or she shall so declare to the meeting and any such defective nomination shall be disregarded. If the nominating stockholder does not appear in person or by proxy at the meeting to present a nominee, such nominee shall be disregarded, notwithstanding that proxies with respect to such vote may have been received by the Corporation. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2 of Article III.

(v) A stockholder shall update such stockholder’s notice provided under the foregoing provisions of this Section 2 of Article III, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (a) the record date for determining the stockholders entitled to receive notice of the meeting and (b) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (A) not later than the close of business 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (a)) and (b) not later than the close of business 7 business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (b)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2 of Article III shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2 of Article III and shall not extend the time period for the delivery of notice pursuant to this Section 2 of Article III. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2 of Article III.

(vi) If any information submitted pursuant to this Section 2 of Article III shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2 of Article III. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2 of Article III (including if any stockholder or any Associated Person of such stockholder no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2(b)(xxx) of Article III) within 2 business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within 7 business days after delivery of such request (or such other period as may be specified in such request), (a) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2 of Article III and (b) a written affirmation of any information submitted by such stockholder pursuant to this Section 2 of Article III as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2 of Article III.

(vii) If (A) any stockholder or any Associated Person of such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or Associated Person subsequently (x) notifies the Corporation that such stockholder or Associated Person of such stockholder no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than 5 business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(viii) In addition to complying with the foregoing provisions of this Section 2 of Article III, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2 of Article III. Nothing in this Section 2 of Article III shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(ix) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2 of Article III must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(x) For purposes of these By-laws, (a) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (b) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (c) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; and (d) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (e) a “Qualified Representative” of a stockholder giving the notice means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a meeting of stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (f) “Associated Person” shall mean, with respect to a stockholder giving the notice and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder giving the notice is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (II) any member of the immediate family of such stockholder giving the notice or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d 5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder giving the notice or other Associated Person of such stockholder to be acting in concert with, such stockholder, such beneficial owner(s) or any other Associated Person of such stockholder with respect to the stock of the Corporation, (IV) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Associated Person, (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder giving the notice, such beneficial owner(s) or any other Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Associated Person (other than a stockholder that is a depositary) and (VII) any proposed nominee.

Section 3. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director’s successor is elected and qualified, except as required by law. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as may at any time be fixed by resolution of the Board of Directors and may be held without further notice. A meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the stockholders.

Special meetings may be held at any time upon the call of the Chair of the Board, the President or three of the directors then in office. Notice of any special meeting shall be given to each director orally, telegraphically or otherwise in writing, and shall contain the place, time and date of the meeting. Meetings may be held at any time without notice if those not present waive notice of the meeting in writing.

Notice of any meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail posted not less than 5 days before the date of the meeting, by nationally recognized overnight courier deposited not less than 2 days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than 24 hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

One or more Director may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 7. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting~~,~~ if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Committees. The Board of Directors may in its discretion, by resolution adopted by a majority of the whole Board of Directors, appoint committees which shall have and may exercise, to the extent permissible under the General Corporation Law of the State of Delaware and the Certificate of Incorporation, such powers as shall be conferred or authorized by the resolution appointing them. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

Section 9. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions by or in the right of the corporation or other entity) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or of such a constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger by the Corporation), or is or was serving at the request of the Corporation (or of such a constituent corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination having been made as to his or her good faith and conduct as required by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided hereby shall not be deemed exclusive of any other such rights provided for pursuant to agreement or otherwise.

Section 10. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be appointed by the Board of Directors or a duly authorized committee thereof and shall consist of a President, a Secretary and a Treasurer and may include the Chair of the Board of Directors and such other officers as may from time to time be appointed by the Board of Directors or a duly authorized committee thereof, including, without limitation, Assistant Secretaries, Assistant Treasurers and one or more Vice Presidents. Any two offices, other than the offices of President and Secretary, may be held by the same person.

Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Powers and Duties. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, and in addition thereto, such powers and duties as may from time to time be conferred by the Board of Directors.

The President shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or any other officer or officers of the Corporation.

Unless otherwise determined by the Board of Directors, the Chief Executive Officer of the Corporation shall be either the Chair of the Board of Directors or the President, as may be designated by the Board of Directors from time to time. He or she shall exercise general supervision over the property, affairs and business of the Corporation and shall possess and exercise such powers as may be granted to him or her by action of the Board.

The Vice Presidents of the Corporation shall have the authority and shall perform such duties and services as shall be assigned to or required of them from time to time by the Board of Directors or the Chief Executive Officer.

The Treasurer, subject to the supervision of the President, shall have the care and custody of all funds and securities of the Corporation. He or she shall cause all such funds to be deposited in the name of the Corporation in such banks as the Board of Directors may direct, and he or she shall keep permanent records of the evidences of property or indebtedness and of the financial transactions of the Corporation. The Treasurer shall exercise such other powers and perform such other duties as may be conferred or imposed upon him or her by law, by the By-laws or by the Board of Directors.

The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the committees, if any, when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the

President. He or she shall keep in the safe custody the seal of the Corporation, and when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chair of the Board of Directors, the President or a Vice President, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his or her signature.

In the absence or incapacity of the Secretary, any Assistant Secretary may, except as otherwise provided by law, exercise the powers and perform the duties of the Secretary.

In the absence or incapacity of the Treasurer, any Assistant Treasurer may, except as otherwise provided by law, exercise the powers and perform the duties of the Treasurer.

Section 4. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5. Miscellaneous. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, agent or agents, as shall be authorized from time to time by the Board of Directors.

ARTICLE V

STOCK

Section 1. Form of Certificates. The shares of capital stock of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by, or in the name of, the Corporation by the Chair of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost, Stolen, Destroyed or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 3. Transfer Agent Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock, if any, to bear the signature or signatures of any of them. Any such transfer clerk, transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

Section 4. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following.

ARTICLE VII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

The stockholders, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, may at any regular or any special meeting alter or amend these By-laws, if notice that such matter is to be presented is contained in the notice of the meeting.

The Board of Directors, by the affirmative vote of a majority of its members, may at any regular or any special meeting alter or amend these By-laws.

ARTICLE IX

NOTICES

Section 1. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

Section 2. Waiver. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE X

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to the Delaware General Corporation Law or the Corporation’s certificate of incorporation or By-laws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

EMERGENCY BY-LAWS

Section 1. Emergency By-laws. This Article XI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these By-laws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XI, the preceding Sections of these By-laws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative unless and until another Emergency shall occur.

Section 2. Meetings and Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum. At any meeting of the Board called in accordance with Section 2 of Article XI above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 2 of Article XI above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct.

Section 5. Amendments. At any meeting called in accordance with Section 2 of Article XI above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XI as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.

Section 6. Repeal or Change. The provisions of this Article XI shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to Article VIII of these By-laws, but no such repeal or change shall modify the provisions of Section 4 of Article XI above with regard to action taken prior to the time of such repeal or change.

Section 7. Definitions. For purposes of this Article XI, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.